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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 23, 2002, except for the revision discussed in Note 1 for which the date is April 23, 2002, relating to the financial statements of DOV (Bermuda), Ltd., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers
Chartered Accountants


Hamilton, Bermuda
April 23, 2002